UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

October 1, 2012 (September 28, 2012)

Date of Report (Date of earliest event reported)

NATIONAL OILWELL VARCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12317	76-0475815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7909 Parkwood Circle Drive Houston, Texas		77036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 713-346-7500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 28, 2012, National Oilwell Varco, Inc., a Delaware corporation (the “Company”), entered into a credit agreement evidencing a five year unsecured revolving credit facility (the “Credit Agreement”) with Wells Fargo Bank, N.A., as administrative agent, the other agents named therein, and the lenders parties thereto (the “2012 Facility”), pursuant to which the Company may borrow an aggregate principal amount of up to $3.5 billion. The 2012 Facility will be used for working capital and general corporate purposes. Borrowings under the 2012 Facility bear interest at the rates specified in the Credit Agreement, and the Credit Agreement contains customary covenants, including a leverage ratio covenant. The Company has the right to increase the aggregate commitments under the 2012 Facility to an aggregate amount of up to $4.5 billion upon the consent of only those lenders holding any such increase.

The foregoing description of the 2012 Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

As a result of entering into the 2012 Facility, on September 28, 2012, the Company terminated its credit agreement dated April 21, 2008 with a syndicate of lenders, including Wells Fargo Bank, N.A., as administrative agent. Such agreement provided for a $2.0 billion unsecured revolving credit facility (the “2008 Facility”). The 2008 Facility was scheduled to expire in April 2013. Borrowings under the 2008 Facility bore interest at the rates specified in the credit agreement, and the credit agreement contained customary covenants, including a leverage ratio covenant. The Company had the right to increase the aggregate commitments under the 2008 Facility to an aggregate amount of up to $3.0 billion upon the consent of only those lenders holding any such increase. There were no termination penalties incurred by the Company in connection with the termination of the 2008 Facility.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Credit Agreement, dated as of September 28, 2012, among National Oilwell Varco, Inc., the financial institutions signatory thereto, including Wells Fargo Bank, N.A., in their capacities as Administrative Agent, Co-Lead Arranger and Joint Book Runner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2012	NATIONAL OILWELL VARCO, INC.

	By:	/s/ Raymond Chang
Raymond Chang Vice President

INDEX TO EXHIBITS

Exhibit No	Description
10.1	Credit Agreement, dated as of September 28, 2012, among National Oilwell Varco, Inc., the financial institutions signatory thereto, including Wells Fargo Bank, N.A., in their capacities as Administrative Agent, Co-Lead Arranger and Joint Book Runner.

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